Exhibit 5.2
Snell & Wilmer L.L.P.

3883 Howard Hughes Parkway, Suite 1100
Las Vegas, NV 89169
TELEPHONE: (702) 784-5200
FACSIMILE: (702) 784-5252

August 21, 2019

RumbleOn, Inc.
1350 Lakeshore Drive, Suite 160
Coppell, Texas 75019

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to RumbleOn, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (such registration statement, as amended, is herein referred to as the “Registration Statement”), pursuant to which the Company is registering for resale under the Securities Act of 1933, as amended, an aggregate of $30,000,000 principal amount of the Company’s 6.75% Convertible Senior Notes due 2024 (the “Notes”) and up to 5,217,390 shares of the Company’s Class B Common Stock issuable upon conversion thereof (the “Shares”), on behalf of the holders of the Notes. The Notes were issued pursuant to the Indenture dated May 14, 2019 between the Company and Wilmington Trust, N.A., Trustee (the “Indenture”).

We have examined copies of the Indenture, the Notes, the Registration Statement, the Company’s Articles of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda, and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity of originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

RumbleOn, Inc.
August 21, 2019

We express no opinion as to the applicability or compliance with or effect of federal law or the law of any jurisdiction other than Nevada.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the issuance, and the delivery of any Shares, the Registration Statement will not have been modified or rescinded.

             Based upon our examination, subject to the assumptions stated above and relying on the statements in the documents we have examined, we are of the opinion that, when issued upon the conversion of the Notes in accordance with the terms of the Notes, the Shares will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and further consent to all references to us under the heading “Legal Matters” in the prospectus contained within the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission thereunder. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention (even though the change may affect the legal conclusions stated in this opinion letter).

Very truly yours,

/s/ Snell & Wilmer L.L.P.